Exhibit 99.1

Footnotes to Form 4:

(1) Securities held of record by Oxford Bioscience Partners II L.P. ("OBP II"). By virtue of their relationship as affiliated limited partnerships whose sole general partners share individual general partners, Oxford Bioscience Partners (Adjunct) II ("OBP Adjunct
II"), Oxford Bioscience Partners (GS-Adjunct) II L.P. ("OBP
GS-Adjunct II"), Oxford Bioscience Partners (Bermuda) II Limited Partnership ("OBP Bermuda II") and Oxford Bioscience Partners II (Annex) L.P. ("OBP Annex II") may be deemed to beneficially own the shares held of record by OBP II. OBP Management II L.P. (as the general partner of OBP II, OBP Adjunct II, OBP GS-Adjunct II and
OBP Annex II) and OBP Management (Bermuda) II Limited Partnership (as the general partner of OBP Bermuda II) may be deemed to beneficially own the shares held of record by OBP II. Messrs. Olivier, Ryan and Walton, as individual general partners of OBP Management
II L.P. and OBP Management (Bermuda) II Limited Partnership, may be deemed to beneficially own the shares of OBP II. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

(2) Securities held of record by OBP Bermuda II. By virtue of their relationship as affiliated limited partnerships whose sole general partners share individual general partners, OBP II, OBP Adjunct II, OBP GS-Adjunct II and OBP Annex II may be deemed to beneficially own the shares held of record by OBP Bermuda II. OBP Management II L.P. (as the general partner of OBP II, OBP Adjunct II, OBP GS-Adjunct II and OBP Annex II) and OBP Management Bermuda II
Limited Partnership (as the general partner of OBP Bermuda II) may be deemed to beneficially own the shares held of record by OBP Bermuda II. Messrs. Olivier, Ryan and Walton, as individual general partners of OBP Management II L.P. and OBP Management (Bermuda) II Limited Partnership, may be deemed to beneficially own the shares of OBP Bermuda II. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

(3) Securities held of record by OBP Adjunct II. By virtue of their relationship as affiliated limited partnerships whose sole general partners share individual general partners, OBP II, OBP GS-Adjunct II, OBP Bermuda II and OBP Annex II may be deemed to beneficially own the shares held of record by OBP Adjunct II. OBP Management II L.P. (as the general partner of OBP II, OBP Adjunct II, OBP GS-Adjunct II and OBP Annex II) and OBP Management Bermuda II Limited Partnership (as the general partner of OBP Bermuda II) may be deemed to beneficially own the shares held of record by OBP Adjunct II. Messrs.
Olivier, Ryan and Walton, as individual general partners of OBP Management II L.P. and OBP Management (Bermuda) II Limited Partnership, may be deemed to beneficially own the shares of OBP Adjunct II. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

(4) Securities held of record by OBP GS-Adjunct II. By virtue of their relationship as affiliated limited partnerships whose sole general partners share individual general partners, OBP II, OBP Adjunct II, OBP Bermuda II and OBP Annex II may be deemed to beneficially own the shares held of record by OBP GS-Adjunct II. OBP Management II L.P. (as the general partner of OBP II, OBP Adjunct II, OBP GS-Adjunct II and OBP Annex II) and OBP Management Bermuda II Limited Partnership (as the general partner of OBP Bermuda II) may be deemed to beneficially own the shares held of record by OBP GS-Adjunct II. Messrs. Olivier, Ryan and
Walton, as individual general partners of OBP Management II L.P. and OBP Management (Bermuda) II Limited Partnership, may be deemed to beneficially own the shares of OBP GS-Adjunct II. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

(5) Securities held of record by OBP Annex II. By virtue of their relationship as affiliated limited partnerships whose sole general partners share individual general partners, OBP II, OBP Adjunct II, OBP GS-Adjunct II and OBP Bermuda II may be deemed to beneficially own the shares held of record by OBP Annex II. OBP Management II L.P. (as the general partner of OBP II, OBP Adjunct II, OBP GS-Adjunct II and OBP Annex II) and OBP Management Bermuda II Limited Partnership (as the general partner of OBP Bermuda II) may be deemed to beneficially own the shares held of record by OBP Annex II. Messrs. Olivier, Ryan and Walton, as individual general partners of OBP Management II L.P. and OBP Management (Bermuda) II Limited Partnership, may be deemed to beneficially own the shares of OBP Annex II. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

(6) Each share of Series A Convertible Preferred Stock automatically converted into approximately 0.3333 shares of Common Stock.

(7) These securities are convertible at anytime into common stock of Memory Pharmaceuticals Corp.

(8) These securities are preferred stock and do not have an expiration date. These securities automatically converted into shares of Memory Pharmaceuticals Corp. common stock upon the consummation of Memory Pharmaceuticals Corp.'s initial public offering on April 8, 2004.

(9) Each share of Series B Convertible Preferred Stock automatically converted into approximately 0.3333 shares of Common Stock.

(10) Each share of Series C Convertible Preferred Stock automatically converted into approximately 0.3559 shares of Common Stock.

(11) Each share of Series D Convertible Preferred Stock automatically converted into approximately 0.3333 shares of Common Stock.